Exhibit 99.1

1

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

CORPORATE PARTICIPANTS

Jeffrey Miller Health Care REIT Inc - EVP Operations, General Counsel

George Chapman Health Care REIT Inc - Chairman, CEO, President

Scott Brinker Health Care REIT Inc - EVP Investments

Scott Estes Health Care REIT Inc - EVP, CFO

Chuck Herman Health Care REIT Inc - EVP, CIO

CONFERENCE CALL PARTICIPANTS

James Milam Sandler O’Neill Asset Management - Analyst

Frank Morgan RBC Capital Markets - Analyst

Richard Anderson BMO Capital Markets - Analyst

Ross Nussbaum UBS - Analyst

Nick Yulico Macquarie Securities - Analyst

Judy Delgado Alpine Associates - Analyst

Brian Lombardi M81 Capital - Analyst

Todd Stender Wells Fargo Securities, LLC - Analyst

Jordan Sherman Perennial Real Estate - Analyst

Stephen Mead Anchor Capital - Analyst

Jim Sullivan Cowen and Company - Analyst

Tayo Okusanya Jefferies & Company - Analyst

Rob Mains Stifel Nicolaus - Analyst

Tom Sennett RBC Capital Markets - Analyst

Scott O’Donnell MetLife - Analyst

Michael Bilerman Citigroup - Analyst

Bill Hutch Citi Global Markets - Analyst

Paul Glazer Glazer Capital - Analyst

Derek Bower UBS - Analyst

Eric Marzucco Dominick & Dominick - Analyst

PRESENTATION

Operator

Good morning, ladies and gentlemen, and welcome to the Health Care REIT Sunrise Senior Living transaction announcement conference call. My name is April, and I will be your conference operator today. At this time, all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of this conference.

(Operator Instructions)

As a reminder, this conference is being recorded for replay purposes. Now I would like to turn the call over to Jeff Miller, Executive Vice President, Operations and General Counsel. Please go ahead, sir.

2

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Jeffrey Miller - Health Care REIT Inc - EVP Operations, General Counsel

Thank you, April. Good morning everyone, and thank you for joining us today for Health Care REIT’s conference call on the Sunrise Senior Living transaction. If you did not receive a copy of the news release distributed this morning, you may access via the Company’s website at HCREIT.com. We are holding a live webcast of today’s call, which may be accessed through the Company’s website.

Certain statements made during this conference call may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Health Care REIT believes results projected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its projected results will be attained. Factors and risks that could cause actual results to differ materially from those in the forward-looking statements are detailed in the news release, and from time to time in the Company’s filings with the SEC. As in any public company transaction, the parties are subject to confidentiality obligations and regulatory requirements.

In addition, this transaction is subject to the approval of Sunrise’s shareholders. Accordingly, we may not be able to answer all of your questions. After Sunrise has filed its proxy statement, we urge investors and Sunrise shareholders to carefully read the proxy statement and any other relevant documents we or Sunrise file with the SEC. I’ll now turn the call over to George Chapman, Chairman, CEO and President of Health Care REIT. George?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Thanks very much, Jeff. Needless to say, I’m very excited to speak with you today and discuss this morning’s announcement, that we entered into an agreement to purchase Sunrise Senior Living for $14.50 a share. There are very few opportunities to acquire a company of this scale and quality, even fewer align so well with our stated strategy.

The acquisition of Sunrise is an exceptional fit for Health Care REIT. It provides us with attractive current yield, meaningful growth opportunities, both long-term NOI growth and a pipeline of exceptional properties in the US and abroad, a national platform with a well-recognized brand, which will be positioned as a vehicle for future consolidation of what remains a highly fragmented industry, and finally an opportunity to drive operational and structural enhancements. Sunrise has meaningful presence in markets that are important to us and our network of partners. Finally, this investment is another example of Health Care REIT’s ability to execute our stated strategy of investing in high-quality private pay real estate in attractive markets, operated by experienced managers.

This acquisition will increase our private pay percentage to nearly 80%. Our private pay seniors housing would increase to approximately 55% of the total portfolio, and of that amount, 30% would be RIDEA or operating structures with 25% constituting triple net leases. Our facilities generally, and RIDEA investment specifically, located along the East and West Coasts and in the top 31 MSAs, would increase to 78% and 92%, respectively. While Scott Brinker will comment more extensively on future value creation, I did want to emphasize that substantial value will be created through the multiyear process of driving Sunrise portfolio growth and improved margins. In addition, value will be driven by our ability to acquire the ownership interest of our JV partners, refinance higher priced debt, potentially adjust current management fees, and achieve additional operational efficiencies.

Another opportunity relates to the inclusion of Sunrise among our existing portfolio of partners. Not only will Mark Ordan and team be a terrific addition to our best practices discussions, the additional size and scale should be of substantial assistance in deriving synergy value for HCN and its existing portfolio of partners. For example, Sunrise would offer additional purchasing power for programs like our existing property and casualty programs. As the healthcare markets have changed dramatically during the last several years, Health Care REIT has benefited from extraordinary growth as our commitment to relationships, improvement of healthcare delivery, and collaboration has appealed to operators and health systems.

We expect the evolution of health care will continue, given the need for professional management, technology, and economies of scale. This will drive continuing change and consolidation, resulting in larger professionally-managed branded operators and health systems that should further strengthen our portfolio valuation. Sunrise will be a key player in that evolution. We look forward to building on the substantial progress that Mark Ordan and his team have made at Sunrise, and we believe by freeing up that management to focus exclusively on its mission of providing an outstanding lifestyle for seniors, we can together make a larger contribution to improving and transforming senior housing.

Lastly, I’d like to take a moment to comment on the broader implications of this transaction. We have long believed and continue to believe that senior housing is undervalued relative to other classes of real estate. In addition to driving above-average NOI growth that will enhance the value of the underlying assets, we also believe there is a high likelihood of value creation as these assets trade more in line with other classes, such as multi-family. We continue to drive our business towards the

3

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call highest total returns for our shareholders, and this transaction represents just the next step. Now, I’ll ask Scott Brinker to describe the transaction, valuation and upside opportunities, and in turn, Scott Estes will cover the expected returns, accounting considerations, and our capital plans. Scott?

Scott Brinker - Health Care REIT Inc - EVP Investments

Thank you, George. I’d like to spend a few minutes describing the assets that HCN is acquiring, to give you a better sense for our excitement about the investment. HCN will acquire a 100% interest in 20 communities, and joint venture interest in 105 communities, for approximately $1.9 billion. We believe our investment in Sunrise communities could grow to $4 billion within 18 months of closing. For example, we will step into purchase options on 50 of the JV communities, which we expect to exercise when the options open in 2013 and 2014. We are also expecting to buy sale rights on 21 of the JV communities.

In the seniors housing business, asset quality leads to long-term growth in NOI and asset value. We define asset quality based upon the quality of the physical plant, the location of the building, and the capabilities of the operator. Here are a few highlights that demonstrate our belief that the asset quality of this portfolio is best-in-class. The average building age is just eight years, 90% of the communities are Sunrise Mansions, which are well respected throughout the industry for their operational efficiency and visual appeal. The vast majority of the communities offer a combination of assisted living and memory care services, allowing residents to age in place. Locations have high concentrations of age and income-qualified elderly, affluence, and high barriers to entry. The median housing value in the portfolio is 100% higher than the national median.

These dynamics lead to pricing power. For example, the average monthly rental rate in the portfolio is nearly 100% higher than the national average, based upon research from NIC, one of the industry’s leading trade associations. Sunrise has a well-deserved reputation for selecting premier locations to build their communities. Drive around the most affluent areas of any major metropolitan city and you will likely see a Sunrise community on a prominent, well-traveled street. Of the 20 wholly-owned communities, nine are located in Southern California. There are also three in Montreal, which extend our presence in the attractive Canadian market. The other wholly-owned portfolio assets include communities in Northern California, Washington DC, and Philadelphia. The joint venture communities are concentrated in southern and northern California, Washington DC, Boston, New York, Philadelphia, and Chicago. The geographic overlap with our existing senior housing portfolio is extraordinary, positioning HCN to realize substantial upside over time, given the consolidation occurring within the industry.

There are also 27 joint venture communities in the United Kingdom, with a concentration in London. This acquisition marks our reentry into the UK, a country with comparable demographics and supply demand dynamics to the US. As for the management company, Sunrise is one of the industry’s largest and most respected operating platforms. It benefits from long-term management contracts and has a well-recognized brand and building prototype. Prior to closing, the Sunrise Management Company will be separated from the real estate. HCN will own the real estate and the Sunrise Management team will own, as part of a private recapitalized company, continue to operate the communities that we acquire, as well as those owned by other parties, including other REITs.

With this acquisition, we are improving our scale and diversification, while maintaining discipline around capital allocation. We expect the cap rate on 2013 NOI to be approximately 6%, increasing to the mid-6%s within 18 months of closing due to continued lease-up in recently-opened communities, the buyout of certain JV partners, and resetting certain management fees to market. HCN will enjoy the full benefit of this growth in NOI and asset value, because we intend to structure the investment to be compliant with RIDEA. With respect to timing, we are experienced at closing large transactions such as this one, including debt assumptions and regulatory approvals. We are also experienced at the separation of a company into a real estate entity and a management company, having completed comparable transactions with Genesis and Silverado in 2011. Barring unexpected delays, we believe the transaction will close within six months. Now, I’d like to turn the call over to our CFO, Scott Estes, to discuss our capital plan and the accounting implications.

Scott Estes - Health Care REIT Inc - EVP, CFO

Thanks, Scott, and good morning everybody. Before I begin, I wanted to point out that we also have a PowerPoint presentation on the homepage of our website that provides an overview of our transaction today. As George and Scott discussed, we are very excited about the opportunity to acquire a high-quality private-pay real estate portfolio that is expected to drive meaningful earnings and dividend growth for our shareholders over the long-term. For this morning’s discussion, I’ll focus on the financial details of the transaction, and our current liquidity position.

First, starting with the financial details, we entered into an agreement yesterday evening to acquire all of the outstanding shares of Sunrise Senior Living for $14.50 per share. The aggregate value of the transaction is approximately $2 billion, which includes our investment in the real estate of approximately $1.9 billion, which will be funded through a combination of approximately $950 million in cash, with the remainder in assumed debt at a blended rate of 4.9%. As Scott Brinker mentioned, our $1.9 billion real estate investment is expected to generate an initial NOI yield of approximately 6% after management fees, and close in the first half of 2013. Based on our current cost of capital, we anticipate the deal to be approximately breakeven to FFO and FAD in 2013. I think more importantly, the transaction has great strategic

4

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call value, as well as the potential to be significantly accretive over the long run, to the extent we are successful in achieving annual property-level NOI growth of 4% to 5%, refinancing several higher-priced near-term secured debt maturities, and realizing potential operating and structural efficiencies over time. In addition, the potential to purchase over $2 billion of additional real estate over the next few years only adds to our longer-term earnings accretion opportunity.

Regarding the impact on our financial statements, Health Care REIT will acquire 100% interest in 20 communities and an average 28% interest in 105 joint venture communities. We will consolidate 100% of the 20 wholly-owned communities that have an approximate value of $600 million, of those, carried about $400 million of secured debt with an average interest rate of 4.3%. We will not consolidate our 28% interest in the 105 joint venture communities that have an approximate value of $1.3 billion, that have about $600 million of secured debt with an average interest rate of 5.3%. In terms of the JV communities, specifically, we will report the net income on the income from unconsolidated entities line of our income statement, and the equity portion of our average 28% interest will be added to the investments in unconsolidated entities line on our balance sheet. Over the next few years, we could potentially acquire the remaining 72% interest in the joint venture communities, and to the extent we are successful, we will consolidate the real estate and income on our financial statements as we become the majority owner.

And that said, I’d like to just briefly discuss our liquidity position currently. As I noted on our second quarter earnings call earlier this month, our June 30 line of credit borrowings stood at $393 million or $188 million net of the $205 million in cash we had on the balance sheet. Subsequent to quarter-end we received an additional $249 million through funding our Canadian dollar denominated term loan, and have repaid $168 million of convertible debt. In addition, we received approximately $778 million of net proceeds from our equity offering, completed in early August. So pro forma for this capital activity, we have approximately $671 million of cash and our full $2 billion line of credit available entering the second half of 2012. This is prior to the effect of any of the $925 million of investments which were previously announced, subsequent to the end of the second quarter, or the Sunrise transaction announced today.

So in summary, we do believe we have a good deal of flexibility in terms of our capital position, with this transaction anticipated to close in the first half of 2013, and are very excited to partner with Sunrise Senior Living in the strategic acquisition of some of the of the highest-quality private-pay seniors housing assets available today. That concludes my remarks, and now, George, I’ll turn it back to you for some closing comments.

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Thanks, Scott. In closing, I’d like to thank you all for your attention today. I’ll leave you with this thought. We could not be more excited about this transaction. These are great assets, attractive yield, meaningful growth opportunities, including a built-in $2 billion pipeline, national presence, well-regarded brand, and an exceptional management team. This transaction advances virtually every strategic goal which we have articulated. And it positions us even more favorably to continue our pursuit of above-average total returns for our shareholders. And with that, we will open for questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions)

Your first question comes from James Milam with Sandler O’Neill.

James Milam - Sandler O’Neill Asset Management - Analyst

Congratulations. Are you planning to take any interest in the ownership company? Can you just walk through the incentive agreements or the incentive arrangements are for the management team, under the new structure?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Let me first comment on the first part of your question. One is, we will have some equity ownership in the management company, probably through warrants, and Scott Brinker, do you want to comment generally on the incentives, disincentives that will be in this?

5

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, James. I mean with respect to the ownership of the management company, we are still negotiating with our preferred partner. We spoke to a number of potential interested parties throughout this process, and picked the one that we thought was the best fit with what we are trying to accomplish, which includes keeping the current Sunrise team in place, because we think they’re doing a terrific job. The exact structure of what the management contracts look like is still being negotiated, but we are comfortable that before long, we are going to have all those details arranged.

James Milam - Sandler O’Neill Asset Management - Analyst

Okay, thanks. Second question is, maybe you could talk a little bit about any break-up fees, or the possibility of somebody else coming in over-the-top, et cetera. Just how you are protected against that?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, so there is a breakup fee, James, of $40 million, and then we have the right to match any superior offer.

James Milam - Sandler O’Neill Asset Management - Analyst

Okay, thanks. And then just bigger picture, Scott. If I understand the balance sheet correctly, you have a little over $2 billion of liquidity, including the line of credit. But I guess, with this, the Sunrise acquisition and the announced deals shortly after the second quarter earnings release, you have $1.8 billion of transactions to close. Is it safe to assume that you will look at your standard 40% debt, 60% equity mix over time to fund these acquisitions, is that we should be thinking about future sources?

Scott Estes - Health Care REIT Inc - EVP, CFO

Yes, I think that’s right James, I would just maybe clarify the $925 million of third-quarter potential investments did include some assumption of secured debt. So, the aggregate need from what we have announced is about $1.7 billion, and like you said, we actually have $2.7 billion including the cash position, that I just articulated, available. So, as well, the Sunrise transaction probably won’t close, obviously until the first half of 2013. So we think we have some good flexibility.

James Milam - Sandler O’Neill Asset Management - Analyst

All right, great. Thanks a lot.

Operator

Your next question comes from the line of Frank Morgan, with RBC Capital Markets.

Frank Morgan - RBC Capital Markets - Analyst

Good morning. I was hoping you could go back through and talk a little bit more on the valuation. How you approach that, looking at the separate pieces, the valuations you would attribute to owned versus leased versus the management company versus the JV interest, and how much aggregate value did you really assignee to each of those segments? Thanks.

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, this is Scott Brinker. So with assets that Health Care REIT is acquiring include their wholly-owned assets and Sunrise’s JV interests. Again, we view this within the next 18 months to two years as the acquisition of $4 billion worth of real estate, most of which will be wholly-owned. So we looked at the NOI being generated from the assets, and applied what we think is a cap rate consistent with market, given the growth profile and quality assets, to arrive at the real estate valuation.

6

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Frank Morgan - RBC Capital Markets - Analyst

Is that the 6%?

Scott Brinker - Health Care REIT Inc - EVP Investments

Pardon me?

Frank Morgan - RBC Capital Markets - Analyst

Is that the 6% cap rate?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, we expect the cap rate in year one to be approximately 6%, that’s right. The other primary assets of Sunrise include the management contracts and the lease-hold interest, and our expectation is that both of those will end up in the management company. It will be separate from HCN.

Frank Morgan - RBC Capital Markets - Analyst

But for purposes of the transaction today, how did you value the management business in the lease portfolio, and what was the aggregate value attributed to each?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, so the value that we used for those businesses was based upon the expected purchase price that we expect to receive from the third-party that we’re talking to currently.

Frank Morgan - RBC Capital Markets - Analyst

Thank you.

Operator

Your next question comes from the line of Rich Anderson with BMO Capital Markets.

Richard Anderson - BMO Capital Markets - Analyst

Congratulations. Can you quantify the occupancy upside that you spoke of that is a part of you getting to that 6.5% cap rate in 18 months?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, this is Scott Brinker, again. Of the 20 wholly-owned assets, there are 5 that are fairly recently opened and are still in lease-up. So, the average occupancy in those is around 80%. Where Sunrise on a stabilized basis would be expected to have occupancy in the low 90%s, so that is the majority of it.

Richard Anderson - BMO Capital Markets - Analyst

7

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Okay. Also on the refinancing of the debt, I think you said 4.3% and 5.3% respectively for the wholly-owned and JV-secured debt, is that correct?

Scott Estes - Health Care REIT Inc - EVP, CFO

That is correct, Rich. The rate is the 4.3% on the wholly-owned and 5.3% on average for the JV.

Richard Anderson - BMO Capital Markets - Analyst

Okay. Is there a significant opportunity there as well, or is that almost a rounding error in terms of what you think you can do?

Scott Estes - Health Care REIT Inc - EVP, CFO

No, I actually think that a few of the JV components in particular have — bearing a current interest rate in excess of 6%. So, as soon as we get the opportunity to refinance that as the extent we be able to, we would look to do that, and that is significant.

Richard Anderson - BMO Capital Markets - Analyst

Okay, fair enough. I’m curious why, some of the discussion about how the management company will be carved out wasn’t included in the press release. Was there some reason why that couldn’t be documented and you had to wait for the conference call? Is that a regulatory issue? What was that all about?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Well there are certainly regulatory issues, but exactly how we carve it out and exactly how we make — our third parties make their investment, is still a work in progress. So, we did not go into any detail.

Richard Anderson - BMO Capital Markets - Analyst

Okay. And then I assume the proxy will go through other bidders, and to what degree would you say other potential bidders are locked out of the conversation on a go-forward basis because of the contracts they signed?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

I’m not going to speculate on that — what contracts third parties might have signed with whomever. All we have now is a signed merger agreement, and a very good working relationship with Mark and his team and we have the protection of a break fee and a right to match.

Richard Anderson - BMO Capital Markets - Analyst

Okay, when is the proxy coming out?

Scott Estes - Health Care REIT Inc - EVP, CFO

It’s really up to Sunrise, Rich.

Richard Anderson - BMO Capital Markets - Analyst

8

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Okay, fair enough. And then finally, you mentioned adjusting management fees. Can you give us a little color as to what that might entail and where the opportunity is?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, this is Scott Brinker. A number of the management fees today are a little bit higher than what we typically see in these types of transactions. So, there may be an opportunity in the portfolio of 7% management fees, to reduce that fee a little bit, which would result in the NOI from the property increasing. So, we’re still working with our preferred partner on the exact terms of that ongoing relationship, but that is the concept.

Richard Anderson - BMO Capital Markets - Analyst

Okay, what percentage of the management fees that you would be inheriting, or you would be exposed to are above market, would you say?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, I wouldn’t try to give you a specific percentage. But there is a fair number, it is a meaningful value-creating opportunity for us.

Richard Anderson - BMO Capital Markets - Analyst

Okay, thank you.

Operator

Your next question comes from the line of Ross Nussbaum, UBS.

Ross Nussbaum - UBS - Analyst

I am here with Derek Bower. Can you discuss what type of entity is the preferred partner that would be buying the management company?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

No.

Ross Nussbaum - UBS - Analyst

No, so there’s nothing you can tell us as to whether it’s an operator or just a third-party financial equity partner?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

We are subject to confidentiality right now, Rich, so we’d prefer not to. We are not trying to forestall anything, but we will probably be following up with additional very specific information in the near future.

Ross Nussbaum - UBS - Analyst

All right, this is Ross, George, by the way. You called me Rich. I’m sure Rich is smiling about it.

George Chapman - Health Care REIT Inc - Chairman, CEO, President

9

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

I’m sorry. My apologies.

Ross Nussbaum - UBS - Analyst

That’s okay. Can you talk about the UK debt, how is that getting handled?

Scott Brinker - Health Care REIT Inc - EVP Investments

Well, we’re not liable for that debt right now. I think Sunrise has gone into a fair amount of detail on their historical conference calls about the likely outcome of that situation. So they have certainly kept us apprised of the situation. We built that into our valuation. I would tell you that we’re really excited about the assets in the UK. 27 buildings, extremely high-quality, located in and around London, very high barriers to entry. So, we think that subject to working out final terms with the lender, that’s going to be a terrific portfolio to own long-term.

Ross Nussbaum - UBS - Analyst

And that’s — is that any kind of a condition to the deal moving forward or are you so highly confident that is almost resolved?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, I wouldn’t go into that level of detail, it’s not a condition to the deal, but we are aware of how Sunrise intends to resolve the issue, and we’ve built that into our valuation, and are comfortable with it.

Ross Nussbaum - UBS - Analyst

Okay. Can you talk a little bit about the valuation on the JV interest buyouts on the buy-sells? Are those already fixed valuations based on the NOI? How do those work?

Scott Brinker - Health Care REIT Inc - EVP Investments

The 50 with purchase options are based on fixed IRRs to the joint venture partner. So, it’s not necessarily fixed purchase price, because the price could change, depending on NOI in the interim. Nonetheless, we have at least reasonable expectation of what the purchase price will be on those 50, and the other buy/sell assets, and there are 21 of them are buy-sell. So there is no fixed price, it is whatever we can negotiate with the partner.

Ross Nussbaum - UBS - Analyst

So there’s no guarantee necessarily that you would end up being the buyer on those 21? It’s possible that the partner may elect to be the buyer?

Scott Brinker - Health Care REIT Inc - EVP Investments

Correct.

Ross Nussbaum - UBS - Analyst

Okay, and on those 50 assets where you can do the buyouts, what is that fixed IRR?

10

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Scott Brinker - Health Care REIT Inc - EVP Investments

It depends, I mean all of that has been disclosed by Sunrise when they entered into those arrangements over the last two to three years.

Ross Nussbaum - UBS - Analyst

Can you give us a reminder for those analysts on the call who don’t cover Sunrise?

Scott Brinker - Health Care REIT Inc - EVP Investments

There are four or five separate JVs and most of them are based upon a levered IRR in the low- to mid-teens.

Ross Nussbaum - UBS - Analyst

Okay, thank you very much.

Operator

Your next question comes from the line of Nick Yulico with Macquarie.

Nick Yulico - Macquarie Securities - Analyst

It would be on the joint venture assets that are, where Sunrise, where the debt there is in default today, what are your plans for those assets?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, it’s a similar story, this is Scott again, to what I described in the UK. Sunrise is the party to those debt obligations today, along with their JV partner in certain circumstances. They’ve provided quite a bit of color on how they intend to resolve them, and we’ve built all of this into our valuation.

Nick Yulico - Macquarie Securities - Analyst

Okay, so that, I mean in your cap rate, you are assuming that you keep the NOI from those assets or not?

Scott Brinker - Health Care REIT Inc - EVP Investments

Well, yes. I mean we are not anticipating giving back any assets. Everything in the portfolio is of high-quality that we would like to hold long-term. Some of them have too much debt, and that is part of the opportunity, here.

Nick Yulico - Macquarie Securities - Analyst

Okay, and then is there any way that you will be able to access any of the ancillary fees that Sunrise is generating from some of these communities today, which is kept separate in the way Sunrise reports?

Scott Brinker - Health Care REIT Inc - EVP Investments

11

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Well, Sunrise doesn’t really do ancillary revenue the way some of their competitors do, such as Brookdale, so any of the revenue that is generated at the communities today would benefit Health Care REIT, and benefit Sunrise for the management fee. So we are capturing all the economics at the property.

Nick Yulico - Macquarie Securities - Analyst

Okay, and then just going back to, I mean at some point when this is all finalized with who is in management, how the whole management company works, are you expecting to own 100% of these assets. Which would be different from any of your current RIDEAs, where all of your partners actually do have ownership interest in the assets?

Scott Brinker - Health Care REIT Inc - EVP Investments

I would say the consistent theme in all of our partnerships is that there is an alignment of interest and we would fully expect that the relationship and arrangements with the owner of the management company would include a strong alignment of incentives.

Nick Yulico - Macquarie Securities - Analyst

Okay, and just last question, are you expecting additional G&A for after this transaction?

Scott Estes - Health Care REIT Inc - EVP, CFO

Hey Nick, it’s Scott Estes here. Yes, I think there is some incremental G&A with a RIDEA portfolio of this size, but I think we are now of the significant size and with our RIDEA and experience in place, that I think we would achieve some economies of scale. Typically, I think historically, the REIT had run 50 or 60 basis points as a percentage of assets. I don’t think it would be anywhere near that for what we need to add, but we are thinking about it, and we will update you as appropriate.

Nick Yulico - Macquarie Securities - Analyst

And just one last question, was there any way possible for this deal to be structured as a stock for stock merger, which maybe would have allowed you to benefit from some purchase accounting adjustments on the debt side to help with FFO accretion?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Not really, this was what we negotiated, this is what Sunrise wanted and we are fine with it.

Nick Yulico - Macquarie Securities - Analyst

Okay, thanks.

Operator

Your next question comes from the line of Judy Delgado with Alpine.

Judy Delgado - Alpine Associates - Analyst

Yes, congratulations. Thank you for taking our call. I guess we just wanted to touch base on how comfortable Health Care REIT is with Sunrise’s pending legal issues, and recent issues arising out of Pennsylvania. How much due diligence was done there, and how comfortable are you?

12

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, this is Scott again. We’ve done a lot of due diligence, and we are aware of that situation as well as the other regulatory situations throughout the country. Sunrise has been a leader in the industry for over 20 years. They have a brand name and established building prototype, and protocols that are well-regarded throughout the industry. So, we are very confident. We are going to continue to manage this portfolio of assets over the long-term, and I’d also note that HCN is not going to own the management company going forward. So, things like regulatory issues and lawsuits, those really are management company obligations.

Judy Delgado - Alpine Associates - Analyst

And speaking to that, is the sale then, or separation of the assets a condition to closing?

Scott Brinker - Health Care REIT Inc - EVP Investments

It is not a condition to closing, it’s a process that is in process. We again have spoken to a number of interested parties that would like to own one of the country’s premier operating platforms, and we are getting closer to the final terms of an arrangement.

Judy Delgado - Alpine Associates - Analyst

Just one more item, can you detail how much the sticking fee is to shareholders should the deal be delayed beyond that February 21 date mentioned in the press release?

Scott Brinker - Health Care REIT Inc - EVP Investments

How much is the fee, is that the question?

Judy Delgado - Alpine Associates - Analyst

Correct.

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, it’s $50 million per quarter, so per day, roughly $500,000.

Judy Delgado - Alpine Associates - Analyst

Okay, thank you.

Operator

Your next question comes from the line of Brian Lombardi with M81 Capital.

Brian Lombardi - M81 Capital - Analyst

I have a question on the extension rights mentioned in the press release, describing the provision of the merger agreement. What motivated that? Is that the separation issue that you’re discussing, or is this in place for regulatory approvals?

13

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

George Chapman - Health Care REIT Inc - Chairman, CEO, President

No, it is for regulatory approvals, and we expect to get all of the regulatory and other approvals in four to six months. So, it should be in non-issue, in our judgment.

Brian Lombardi - M81 Capital - Analyst

Okay, thank you.

Operator

The next question comes from the line of Todd Stender, Wells Fargo.

Todd Stender - Wells Fargo Securities, LLC - Analyst

Back to the management agreements and the preferred partner, if these deals haven’t been finalized, what was the urgency to announce the deal now?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Well, we had arrangements with Sunrise. They felt strongly that the merger agreement should proceed, the process should be completed. And of course, at the time that the merger agreement is entered into, there is a requirement in the SEC world of disclosure. So, it was just the intention of Sunrise, and we honored that.

Todd Stender - Wells Fargo Securities, LLC - Analyst

Okay, thanks George. And just can you describe if there is any, what the overlap with Ventas would be on their interests with the Sunrise JVs?

Scott Brinker - Health Care REIT Inc - EVP Investments

There isn’t any overlap. Ventas owns 100% of their communities so Sunrise is not a JV partner there, and Sunrise will continue to be the management company on the Ventas portfolio as well as HCP and LTC as well as SNH.

Todd Stender - Wells Fargo Securities, LLC - Analyst

Okay, thanks. And just going to your well-cultivated strong list of private partners you’ve been doing deals with over the years. How do some of your long-standing partners feel about this, or how do you think they will feel about this deal?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Well, we really have not had any discussions with them, due to the confidential nature of this transaction. I would think that most of them would look forward to Mark and team’s involvement in our best practices and possibly engaging in more joint purchasing programs, but we will be in touch with those partners going forward.

Todd Stender - Wells Fargo Securities, LLC - Analyst

And I think, Scott Brinker, you went into the pipeline it looks like it’s about a $2 billion pipeline. Can you give a little more color on that? Is there a mix of development in any specific geographic concentrations?

Scott Brinker - Health Care REIT Inc - EVP Investments

14

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Well, the vast majority of their portfolio is Sunrise-developed mansions, but most of them are stabilized and that is the case for the vast majority of the buildings in the 50, with purchase options. And they are primarily located in the major metropolitan markets of the US like New York, Boston, Chicago, Los Angeles.

Todd Stender - Wells Fargo Securities, LLC - Analyst

And with the purchase options, is the pricing locked in now? Can you describe how you’re looking at that, and the cap rates you’re using?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, so, on the 50 with purchase options, Todd, the price is not fixed, but we can project it with reasonable certainty because most of the options open over the next 3 to 12 months, and the price is based upon a fixed IRR on equity to the JV partner. So, we won’t know the exact price, but within a reasonable range, we know what we have to pay the third-party to acquire their interest.

Todd Stender - Wells Fargo Securities, LLC - Analyst

Okay, and then just finally, and I saw this in the slide deck, looks like the rents on the communities in the portfolio are up around the $7,500 a month range. How do these compare with some of your existing Class A communities?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, well Sunrise is a market leader in most of its locations, there is no question. I mentioned in my prepared remarks that they are 100% above the national average. Our existing portfolio is also well in excess of the national average, which highlights the asset quality that we have in our current portfolio. But these Sunrise communities would be even higher than our existing portfolio, by roughly $1,500 a month on average.

Todd Stender - Wells Fargo Securities, LLC - Analyst

Okay, thank you.

Operator

Your next question comes from the line of Jordan Sherman with Perennial Real Estate.

Jordan Sherman - Perennial Real Estate - Analyst

Thanks. Sorry to revisit the issue of pricing on the buyout of the JVs, but we’ve been dancing around it. You said you have a decent fix at least on what you think the purchase price will be, can you just give us a range of cap rates, and how you think about that? Just trying to understand what the potential for accretion next year is from these?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, this is Scott again. So, if we assume that the cap rate for assets of this quality is around 6%, which we think is about right, the purchase options are substantially in the money. So our cap rate will, on the entire portfolio, increase once we buy out the JV partners.

Jordan Sherman - Perennial Real Estate - Analyst

15

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Okay so the mid-6%s you referred to earlier does not include this, it just includes over the next 18 months for the original ones? That’s just from the upside from leasing and other synergies?

Scott Brinker - Health Care REIT Inc - EVP Investments

I’ll clarify that and I think we said this in the remarks, but just to make sure that you totally understand it. The 6% is the cap rate on the assets that we are buying today.

Jordan Sherman - Perennial Real Estate - Analyst

Right in 2013, but with some upside over time to the mid-6%s, right?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, but that increase to the mid-6%s includes buying out certain JVs with in-the-money purchase options.

Jordan Sherman - Perennial Real Estate - Analyst

Okay, I see. Can you talk about is there other growth opportunities other than the buy-out of the JV partners, is there additional growth opportunities with Sunrise going forward?

Scott Brinker - Health Care REIT Inc - EVP Investments

There are, Sunrise has been one of the most successful development companies in the industry for over two decades, but have not developed much recently given the other things that they were focused on, but the party that we are working with has a strong interest in restarting that development platform. We would expect to have rights to participate in the development and/or acquisition of those buildings, once they stabilize.

Jordan Sherman - Perennial Real Estate - Analyst

But as part of this transaction do you have a right of first refusal, or any other commitment?

Scott Brinker - Health Care REIT Inc - EVP Investments

Well, we are buying the whole company, so there is no one to enter into such an arrangement with, but the issue is who owns the management company post closing, and we expect to enter into rights for future development with that party.

Jordan Sherman - Perennial Real Estate - Analyst

Thank you very much.

Operator

Your next question comes from the line of Stephen Mead with Anchor Capital Advisors.

Stephen Mead - Anchor Capital - Analyst

In terms of the deployment of capital now, in terms of the purchase options, what would be a range of, and the timing of deployment of capital?

16

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Scott Brinker - Health Care REIT Inc - EVP Investments

We tried to refer to this in the press release, 36 or 37 of the 50 with purchase options become exercisable in January 2013. So, depending upon what we close our transaction we would expect to acquire those buildings relatively soon or after. And they are also 13 buildings with purchase options that open in around mid to late 2014.

Stephen Mead - Anchor Capital - Analyst

What is the range of how much capital would get deployed on that first tranche of options?

Scott Estes - Health Care REIT Inc - EVP, CFO

It depends on little bit on what we ultimately put in there, but my guess would be because there is also some debt associated with those opportunities, that it could be between — if you did just one of them, $200 million to $400 million to $600 million if you did several of them. For cash needs.

Stephen Mead - Anchor Capital - Analyst

And would you say when you actually make those purchases, they would be accretive to FFO at that point?

Scott Brinker - Health Care REIT Inc - EVP Investments

They would.

Stephen Mead - Anchor Capital - Analyst

From what you know.

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, they would. The cap rate on those purchases, because of the price, would be well above the 6% that we are paying for the current portfolio.

Stephen Mead - Anchor Capital - Analyst

All right, thanks.

Operator

Your next question comes from the line of Jim Sullivan with Cowen and Company.

Jim Sullivan - Cowen and Company - Analyst

Good morning, thank you. Just another detailed question, I guess, on this savings on the management fee and the cap rate, here. Does the 6% cap rate assume a reduction in the management fee?

Scott Brinker - Health Care REIT Inc - EVP Investments

17

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Yes, it is based on the arrangement that we expect to have with our operating partner.

Jim Sullivan - Cowen and Company - Analyst

Okay so the 4% to 5% same-store NOI growth that you outlined in the presentation would be incremental to that, I’m assuming. And you made a reference in the prepared comments, I think, to synergies that might enhance the return and I’m assuming this is on the revenue — sorry on the expense side, but could you be a little more clear about what those synergies might be?

Scott Estes - Health Care REIT Inc - EVP, CFO

Hey, Jim, this is Scott Estes. I think maybe you’re referencing the operating efficiencies, and I think that is just some of the comments in general we believe there is a good percentage of assets in fill up that I think that’s really part of the opportunity.

Jim Sullivan - Cowen and Company - Analyst

Okay, and so when we think about this 6.5% number going forward, it sounds like, if I’m understanding the commentary right, that would go to about something like a 6.3% next year based on the existing assets. What you’re buying today, and what the growth rate for those would be with the incremental piece on top of that coming from the higher cap rate on the option exercise? Is that right?

Scott Brinker - Health Care REIT Inc - EVP Investments

I mean, it is roughly correct.

Jim Sullivan - Cowen and Company - Analyst

Okay, very good. Thank you.

Operator

Your next question comes from the line of Tayo Okusanya with Jefferies.

Tayo Okusanya - Jefferies & Company - Analyst

Yes, just a couple of questions. First of all going back to the management company and would like to get a better sense of one, how much you expect to actually get when it is bought by the third-party? I mean you’re confident in paying $14.50 a share for the entire company?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Would you repeat that question?

Tayo Okusanya - Jefferies & Company - Analyst

Yes, I’m trying to understand how much you expect to get from the management company when you ultimately spin it out? That made you confident enough to pay $14.50 for the entire company?

18

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Scott, do you want to go into that? But obviously, we’ve done a lot of due diligence and have a great deal of confidence in terms of what our cash flow will be from the management company. Any other color you can give, Scott?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, the vast majority of the value in the acquisition is in the real estate.

Tayo Okusanya - Jefferies & Company - Analyst

Yes.

Scott Brinker - Health Care REIT Inc - EVP Investments

So there just isn’t much variability regardless of what we sell the management company to — for. But the valuation is based upon very substantial amount of work from a highly-capable well-regarded buyer, and we are pretty confident in the number we are going to get.

Tayo Okusanya - Jefferies & Company - Analyst

Can you give a range of what the number could be?

Scott Estes - Health Care REIT Inc - EVP, CFO

Since we are still in negotiations, Tayo, we don’t want to do that right now.

Tayo Okusanya - Jefferies & Company - Analyst

Okay, then what are the key risks to the management company itself not getting sold, and if that happens, what are your contingency plans?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

We are very confident that the management company is going to be spun out and recapitalized. So we’re not going to speculate on really the alternative.

Tayo Okusanya - Jefferies & Company - Analyst

Okay that’s helpful. And then the management contracts that are going to be signed with the operating company. Could you talk a little bit about what potential incentives are in that management contract. Specifically, how the management contract is going to address more bottom-line performance of the assets, rather than just top line?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, again, Tayo, this is Scott we are still finalizing the exact terms of that management contract. But what we are confident in is that the final agreement will have an alignment of incentives, so that the operator and HCN have an economic alignment on the long-term performance of the assets.

Tayo Okusanya - Jefferies & Company - Analyst

19

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Okay, that is helpful. And then lastly just on the JV assets and the acquisition pipeline, my understanding with Sunrise is that several of the JVs themselves are heavily levered. Just wondering, how you plan to address that issue, in regards to the leverage at the JVs. How quickly some of that debt may be coming due, and how that could impact how you’re thinking about acquiring some of these joint ventures, or the JV partner’s interest in some of these JVs?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, so, again, this we view as an opportunity, not as a risk. The assets of the portfolio are exactly the type that we want to have in our portfolio long-term, especially with a highly-qualified operating partner like Sunrise, and in certain circumstances, there is too much debt and we think that we have the ability to eliminate that problem. So, that both the operating side of the asset and the balance sheet side of it is where needs to be.

Tayo Okusanya - Jefferies & Company - Analyst

Okay and then just last, one more high-level question. I mean it sounds like with the Sunrise process, it’s going to be a multi-year process for you to really generate the value that you are looking for that you see in this platform. Any reason why that makes sense to just try to focus more on the classic bread-and-butter transactions you historically have done, where you can see the value much quicker, versus this deal that’s very large, but also has a lot of hair around it?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, there isn’t much hair — I mean, there are 20 extremely high-quality buildings that will acquire a 100% interest in at closing. There aren’t too many portfolios available in the marketplace for that kind of scale. The other 105, again, are exactly the type of assets we want to own, and we have a pretty good roadmap, including timing and rough purchase prices to acquire 100% interest in those. So the ability to do, with a high degree of certainty, $4 billion of acquisitions at attractive cap rates that we make money on day one, and a lot of money on over time, we haven’t seen any other opportunities like that. So, we don’t think there’s much hair, and if there is some, it certainly is made up for by the opportunity.

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Let me add something too, Tayo. The way we look at the world unfolding, our immersion in healthcare gives us a unique perspective in companies like this, and an ability to collaborate and create new value, additional value with Mark and his team and our preferred partner, as Scott has been referring to it. So, I think that will be a mark of Health Care REIT, that we can unlock more value on the operating side, and create more value for our shareholders.

Tayo Okusanya - Jefferies & Company - Analyst

That’s helpful, thank you very much.

Operator

Your next question comes from the line of Rob Mains with Stifel Nicolaus.

Rob Mains - Stifel Nicolaus - Analyst

I apologize for the quality of my cell phone. A couple of quick ones. In the credit payments, it sounds like you’re buying the company and then basically turning around and selling the management company?

Scott Estes - Health Care REIT Inc - EVP, CFO

We can’t really hear you well enough to hear what you’re saying Rob, because of the connection.

20

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Rob Mains - Stifel Nicolaus - Analyst

Is this any better?

Scott Estes - Health Care REIT Inc - EVP, CFO

A little bit, try it again.

Rob Mains - Stifel Nicolaus - Analyst

You are buying the entire Sunrise company as it exists today, and then pretty much immediately turning around and selling the management company and the leasehold interest?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, although mechanically, the management company will be sold before we acquire the real estate, but yes, there will be two separate companies after closing.

Rob Mains - Stifel Nicolaus - Analyst

Okay, and then my only other question was in terms of the consents that you have got to get, I know a lot of them are going to be regulatory and there’s some debt issues. Can we assume that any operators from whom you have to get consents, those are already done?

Scott Estes - Health Care REIT Inc - EVP, CFO

Do we need any operator consents for the deal?

Scott Brinker - Health Care REIT Inc - EVP Investments

From our operators?

Rob Mains - Stifel Nicolaus - Analyst

No, from theirs.

Scott Brinker - Health Care REIT Inc - EVP Investments

There are certain consents that are necessary, but it is not unusual for a transaction of this type. So this is the type of consents that we deal with, on virtually every transaction that we close.

Rob Mains - Stifel Nicolaus - Analyst

Okay, so you’re highly confident of, if there’s any that you haven’t obtained yet, you are highly confident that you will attain them.

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Yes.

21

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Rob Mains - Stifel Nicolaus - Analyst

That’s all I had. Sorry about the phone line.

Operator

Your next question comes from the line of Kent Escalera with RBC Capital.

Tom Sennett - RBC Capital Markets - Analyst

Good morning, this is actually Tom [Sennett] in for Kent. I just had a question about the Sunrise assets that are going to be folded into Health Care REIT. Is there any IRS approval or tax opinion required to get that done?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

No.

Tom Sennett - RBC Capital Markets - Analyst

What sort of controlling timing, what would be the longest expected condition needed to get the deal closed that is leading you to the mid 2013 guidance?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Well first of all, Sunrise has to obtain shareholder approval, and that means that the SEC has to comment on their proxy statement and that can be highly variable. So that is one issue. Then, two, getting approvals from different regulatory agencies is hit or miss. We think we are pretty good getting them done, but we think that’s a good estimate of the timetable in light of all of the approvals including shareholders.

Tom Sennett - RBC Capital Markets - Analyst

Okay, thank you.

Operator

Your next question comes from the line of Scott O’Donnell with MetLife.

Scott O’Donnell - MetLife - Analyst

Three quick questions. One, I believe you articulated in the past that you thought RIDEA assets would account for roughly 25% to 30% of the portfolio. So, I’m wondering if this transaction plus purchases that may be made through the JVs are causing you to expand those parameters? Secondly, was this transaction reviewed with the agencies prior to today? And then third, exclusive of purchases that may be made in 2013 and 2014 through the JVs, where do you think on a pro forma basis, assuming the management company is sold, where do you think you are on a debt to EBITDA basis by the end of this year? Thank you.

George Chapman - Health Care REIT Inc - Chairman, CEO, President

22

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Well Scott the first question is a really good one, the whole issue of how much what percentage the RIDEA should be of our portfolio. We’ve always articulated somewhere around 25% to 30%. This pushes it up to 30%. We’ve always thought of that percentage as an evolving concept so we are at the top end of it, and expect to still, for the time being, be in the 25% to 30% range. But as we said, our methodology really comes down to who can we do business with, and if they are the highest quality company and assets, we just really want to go forward and get the deals done. So, we will continuously reevaluate where RIDEA should be, but we are still at the very top end of that range. And Scott, do you want comment on his other question?

Scott Estes - Health Care REIT Inc - EVP, CFO

Sure, Scott, as it relates to the agencies, we are in discussions with them and will be talking to a few of them, even today. I think most importantly, the acquisition is consistent with our long-term strategy of moving the portfolio to a higher private pay component. I think that is important, minimizing government reimbursement risk, and we’ve always been pretty active in dialogues and they understand our long-term strategic goals.

So, really related to your question about debt to EBITDA and pro forma for the transaction, there are obviously a lot of moving parts. I can give everybody some perspective post the August equity deal, our leverage was down somewhat. I think our net debt to undepreciated book was down to about 39%, and net debt to EBITDA was about 5.7 times. Dependent upon how you finance this transaction, whether it be equity and debt or temporarily using the line, plus assuming the debt, the debt to EBITDA moves to about 6 to 6.5 times. Again, we would be committed to our long-term targets of debt to EBITDA of 5 to 6 times, and debt to undepreciated book of 40%.

Scott O’Donnell - MetLife - Analyst

Could I follow-up with just one question, and that is from the description, these are very high-quality assets, but they also come with a very high price tag in terms of monthly rent. Can you share — I imagine you wouldn’t pursue a transaction like this in terms of those demographics, if you didn’t have a view on the macro picture. What macro picture was baked into your assumptions for this transaction?

Scott Estes - Health Care REIT Inc - EVP, CFO

Maybe speak to the longer-term growth that those assets have traditionally generated.

Scott Brinker - Health Care REIT Inc - EVP Investments

These types of projects, this is Scott Brinker, have performed well in all market cycles. There is a 20-plus year track record on the mansions that we are buying. These particular buildings are only eight years old on average, but the building prototype itself has been in existence for 20 years, so have we seen it perform in all market cycles.

They are all self-developed they fill up pretty quickly, and they perform well throughout even economic downturns like we had two or three years ago. Occupancy may fall little bit but NOI growth has remained strong, and when the economy is a bit stronger, they tend to generate 5%-plus NOI growth. So we are comfortable, based on the track record and the current environment that a 4% to 5% NOI growth is more than achievable.

Chuck Herman - Health Care REIT Inc - EVP, CIO

Plus the Sunrise mansions also tend to be in higher barrier to entry markets so the risk of a lot of new development is usually pretty low.

Scott O’Donnell - MetLife - Analyst

Thank you.

Operator

23

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Your next question comes from the line of Michael Bilerman, with Citi.

Michael Bilerman - Citigroup - Analyst

In terms of the 6% cap rate, was that the same cap rate applied to 20 wholly-owned assets to the assets that are held in JVs, or did you value minority stakes differently than you would, where have complete control?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, they were valued a little bit differently, but again, we are really looking at this as a $4 billion portfolio and what kind of yields are reasonable given the asset quality once we own all those assets. So, 6% is the yield that we expect in year one. We expect that to increase substantially into the mid-6%s within about 18 months of closing.

Michael Bilerman - Citigroup - Analyst

And could you just break out in terms of the value of the NOI between the 20 wholly-owned and then your pick-up of the 28% of the joint ventures?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, I mean, I don’t have that level of detail handy.

Michael Bilerman - Citigroup - Analyst

Just rough math on the $1.9 billion of transaction value in terms of how you allocated value for the wholly-owned assets, value for the joint venture interest, and then value for the management company, which sounds pretty minimal.

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, again, I don’t have the specifics in front of me. We are paying approximately $1.9 billion for the real estate.

Michael Bilerman - Citigroup - Analyst

Just thinking about the options to purchase of the $2 billion, that’s gross for those 105 assets or that’s just your incremental share of equity and debt for those assets?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, the $1.9 billion includes our pro rata share of the equity and the debt in the JV communities.

Michael Bilerman - Citigroup - Analyst

Right, and then for the $2 billion pipeline, that references the 105 total, or just the ones that have — the 50 that have the purchase options, and the 21 that have open buy/sell, which leaves about 65 that are just open-ended. Does the $2 billion that you referenced in terms of pipeline, is that the entire 105, or is that just the purchase options in the open buy/sell?

Scott Brinker - Health Care REIT Inc - EVP Investments

24

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Yes it is primarily the amount that would be needed including the assumption of debt to buy out the JV partners on the 50 with purchase options, and the ones with buy/sells.

Michael Bilerman - Citigroup - Analyst

And so the 65 are excluded from that, the open-ended joint ventures?

Scott Brinker - Health Care REIT Inc - EVP Investments

There aren’t 65 with —.

Michael Bilerman - Citigroup - Analyst

I was just looking the 105 communities in joint venture, and it says 37, then 13, and then 21. So that would be 71 late August — but my math I think I’m doing right, and it says 105 so that leaves 34.

Scott Estes - Health Care REIT Inc - EVP, CFO

Right, it’s generally speaking to an aggregate investment amount of the entire 105 communities. It’s in excess of $2 billion, I think we’re just giving some generalizations.

Michael Bilerman - Citigroup - Analyst

And that is just to take up your share to 100%, it is not grossed up for the 28 that you already own?

Scott Brinker - Health Care REIT Inc - EVP Investments

Correct.

Michael Bilerman - Citigroup - Analyst

I think I can’t remember who made the comment about management wanting to stay effectively in the deal through the management company and that’s why you were successful at getting the transaction. Does that — are you effectively saying that you didn’t pay the highest price?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

We thought that the best way to go in was to support the current management team, and I can only tell you that apart from that, there was a process that was run, and we won that process. And I really don’t want to add too much more.

Michael Bilerman - Citigroup - Analyst

And you said the break fee was $40 million? Did I hear that right?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Correct.

25

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Michael Bilerman - Citigroup - Analyst

Yes, and then how about all the — I assume there’s going to be a change of control costs, payouts to management, potential other costs. What does that sort of amalgamate to, both on your side, and on their side and how does that factor into the $1.9 billion?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

All of these — all of the arrangements vis-a-vis changing control of operations, have been factored into our numbers.

Michael Bilerman - Citigroup - Analyst

And then the 6% cap rate that’s a cash or that’s a GAAP going in?

Scott Brinker - Health Care REIT Inc - EVP Investments

That is the net operating income from the communities divided by our purchase price.

Michael Bilerman - Citigroup - Analyst

Cash?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes.

Michael Bilerman - Citigroup - Analyst

There’s no purchase price, no other accounting in that number?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, that is the economic yield.

Michael Bilerman - Citigroup - Analyst

And is that a rounded number, or is it like a 5.7% rounding to 6%, or is it even?

Scott Brinker - Health Care REIT Inc - EVP Investments

It’s very close to 6%. The number of moving pieces in a transaction this complex, we can’t tell you that it 6.011%, but it’s pretty darn close to 6%, based upon our expectations.

Michael Bilerman - Citigroup - Analyst

26

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

And then in terms of when the management company is sold pre-close, do Sunrise shareholders — I guess they don’t know how much is embedded in the $14.50 for their management company, so there’s no potential upside or downside to their shareholders?

Scott Brinker - Health Care REIT Inc - EVP Investments

That’s right, they are getting $14.50 in cash and they don’t care who comes from.

Michael Bilerman - Citigroup - Analyst

Right, and from your end you feel that you have comfortably enough, that you are going to sell of the management company at what you valued it in the $14.50 and the $1.9 billion.

Scott Brinker - Health Care REIT Inc - EVP Investments

Exactly.

Michael Bilerman - Citigroup - Analyst

Okay, all right. Thank you.

Operator

Your next question comes from the line of Bill Hutch, with Citi Global Markets.

Bill Hutch - Citi Global Markets - Analyst

Just going back to those joint venture assets for a second, that Michael was talking about. For the 34 that don’t have purchase options or buy/sell, is there any metric to taking those joint venture properties in?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, we didn’t include those in the $2 billion likely pipeline, but Sunrise has historically self developed their properties in joint ventures with pension funds or private equity investors, that tend to have a shorter investment time horizon than a company like Health Care REIT. So, although there are no fixed options to buy out the partner, we think there is a reasonable chance that we could own some or most of those communities as well.

Bill Hutch - Citi Global Markets - Analyst

Okay, and then there is 37 of the 50 that have purchase options for 2013. Is there a rough dollar amount that you assigned to those 37 assets? Or we should think about as far as an acquisition dollar amount?

Scott Brinker - Health Care REIT Inc - EVP Investments

I don’t have that handy.

Bill Hutch - Citi Global Markets - Analyst

27

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Okay.

Scott Brinker - Health Care REIT Inc - EVP Investments

A fair amount of the $2 billion, though, we expect to happen in 2013.

Bill Hutch - Citi Global Markets - Analyst

Okay and then last question, I know there was some discussion about development. Did any of the projects or properties that you are acquiring, whether it is the 20 or 105, do those have expansion opportunity at all?

Scott Brinker - Health Care REIT Inc - EVP Investments

There are probably some with expansion opportunities, but Sunrise tends to build in very dense areas, which makes the NOI resilient. So, it is not as easy to just expand the building given their footprint, but there may be some opportunities to add certain services, and in certain cases, expand the building if necessary.

Bill Hutch - Citi Global Markets - Analyst

Okay. All right, thanks.

Operator

Your next question comes from the line of Alfredo Matilla with Glacier Capital.

Paul Glazer - Glazer Capital - Analyst

Hello this is Paul Glazer speaking from Glazer Capital. You had mentioned in response to the previous question that the Sunrise shareholders will be entitled to receive an additional $50 million per quarter? That sounds like a lot, I just wanted to check that, that would be an increase of about 6% per quarter that the transaction is outstanding. That’s 24% annualized that your costs will go up, is that correct?

Scott Brinker - Health Care REIT Inc - EVP Investments

Well the total transaction is closer to $2 billion, so, I guess I’m not sure how you doing the math.

Paul Glazer - Glazer Capital - Analyst

The math is, 58 million shares outstanding times $14.50 per share and if you add $50 million per quarter on top of that, that’s where I get the 6% from, but I see on the total market capitalization, that would be a much smaller number.

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, so, in any event, we think it is a much smaller number but we also don’t expect to ever pay it.

Paul Glazer - Glazer Capital - Analyst

Okay, thank you very much.

28

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Operator

Your next question comes from the line of Rich Anderson with BMO Capital Markets.

Richard Anderson - BMO Capital Markets - Analyst

Sorry for the follow-up, but in the $100 million between the $1.9 billion for the real estate and the $2 billion purchase price, is there any — what amount of that is transaction cost?

Scott Brinker - Health Care REIT Inc - EVP Investments

I’m not sure, I may be rounding on one of the answers, we’re paying $1.9 billion approximately for real estate.

Richard Anderson - BMO Capital Markets - Analyst

Scott mentioned $2 billion total purchase, assuming the management company — (multiple speakers).

Scott Estes - Health Care REIT Inc - EVP, CFO

Transaction costs and those other items are still to be determined. They are outside of the $2 billion.

Richard Anderson - BMO Capital Markets - Analyst

Outside of $2 billion, and then just a follow-up to some of the questions, one of the questions about the purchase options. Is it fair to say that the 125 properties, that’s the 20 wholly-owned, the 105 in joint ventures, have maybe a price tag total gross number of about $5 billion, if we roll it all up? Is that a fair number?

Scott Brinker - Health Care REIT Inc - EVP Investments

I don’t know, it’s roughly correct. We are focused on the assets that we are buying today and the ones that we are highly likely to buy due to contractual rights.

Richard Anderson - BMO Capital Markets - Analyst

Okay, all right. Thank you.

Operator

Your next question comes from the line of Ross Nussbaum with UBS.

Derek Bower - UBS - Analyst

It’s Derek Bower here, following up with Ross. Can you go back to the comment about obtaining the consent for your partners? Do you have a sense that there’s going to be any difficulty obtaining the consent with Ventas regarding the change of control of the Sunrise manager with everyday assets?

Scott Brinker - Health Care REIT Inc - EVP Investments

29

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

We cannot comment on what specific consent rights any third party may have. All I can tell you is that we do this all the time, and close transactions, subject to getting consents from lenders and regulatory entities, and feel comfortable that the six-month estimated timeline is more than achievable.

Derek Bower - UBS - Analyst

Okay, thank you.

Operator

Your next question comes from the line of Nick Yulico with Macquarie.

Nick Yulico - Macquarie Securities - Analyst

Just to follow-up on the management company in the future. Is there anything in this whole deal that preserves that the name Sunrise still needs to exist at the entity level, that any of the key personnel at the management companies still need to exist? So, that going forward, Sunrise as it has existed, is still going to definitely exist in some similar form as the management company of these assets?

Scott Brinker - Health Care REIT Inc - EVP Investments

Well there is no contractual obligation, but all of the parties that we spoke to view the trademark and name brand as a valuable asset. So we would expect it to remain.

Nick Yulico - Macquarie Securities - Analyst

And then just to be clear, is there a possibility that some of these assets in the future could be managed by a different party, or is it all or nothing here as far as the creation of this management company, being able to — this new management company will have to manage all of these assets?

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Currently our expectation is that they are going to continue to manage all of these assets, and that we would go forward with them and even expand their empire.

Nick Yulico - Macquarie Securities - Analyst

Okay, and just one last one on the interest savings. I think there was some talk about it, but is there any dollar figure you can give today on next year or the next two years? The actual amount of interest savings you think you could get, from refinancing some of this debt?

Scott Estes - Health Care REIT Inc - EVP, CFO

Nick, it’s Scott, I don’t think we have enough specifics. As we know more, we’ll tell you. But again I think the main thing if you could just think about something, when you have a portion of it at the 6% to 6.5% range, that’s the value proposition opportunity we’re thinking about.

Nick Yulico - Macquarie Securities - Analyst

Okay, thanks.

Operator

30

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Your next question comes from the line of Jim Sullivan with Cowen and Company.

Jim Sullivan - Cowen and Company - Analyst

Two quick follow-up questions. One of the earlier callers had talked about potential legal liability associated with the issues in Pennsylvania. I was just curious whether in the contractual agreements here, there is any kind of indemnity to with respect to that, such that the — such that any potential liability for that would go to the management company, totally?

Jeffrey Miller - Health Care REIT Inc - EVP Operations, General Counsel

This is Jeff Miller. In a public company transaction, there really is no indemnity so we will — we, as Scott said previously, we will look at those things. We’ve gotten comfortable with them, and we’ve priced that into our valuation.

Jim Sullivan - Cowen and Company - Analyst

Okay fine, and then just one just one other question on the management contract. Just curious, typically you’ll — when you talk about reducing the fee, here, I assume there’s going to be some kind of a mix of base and incentive management fee. I’m just curious whether the returns that you are contemplating in the first couple of years post-closing, assume that there will be any IMFs paid to the manager and whether those IMFs as are determined based primarily on NOI growth, or some kind of IRR to you, or return on your capital? How would they be calculated?

Scott Brinker - Health Care REIT Inc - EVP Investments

Yes, there likely would be some kind of an incentive management fee but we are still working through the exact details of it as well as the base fee and things like that. So, we have reasonable expectations within a range, but to provide a specific answer, it’s a little bit too early.

Jim Sullivan - Cowen and Company - Analyst

Okay, very good. Thank you.

Operator

Your next question comes from the line of Eric Marzucco with Dominick & Dominick.

Eric Marzucco - Dominick & Dominick - Analyst

My question has been answered. Thank you.

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Thank you.

Operator

Your next question comes from the line of Tayo Okusanya with Jefferies.

31

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2012 / 02:00PM GMT, HCN - Health Care REIT to Acquire Sunrise Senior Living- Conference call

Tayo Okusanya - Jefferies & Company - Analyst

My question has actually been answered, thank you.

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Thank you.

Operator

There are no further questions at this time.

George Chapman - Health Care REIT Inc - Chairman, CEO, President

Let me on behalf of the Company wrap up by thanking people for participating, and undoubtedly, as events evolve, we will be back to you with additional information, for you to consider. Thank you.

Operator

This closes today’s conference. You may now disconnect.

DISCLAIMER

Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2012 Thomson Reuters. All Rights Reserved.

32

THOMSON REUTERS STREETEVENTS   |   www.streetevents.com   |   Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.